EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Post-Effective Amendment No.1 to the Registration Statement of PanAmSat Corporation on Form S-8 (File No. 333-51855) of our report dated January 11, 2001 appearing in the Annual Report on Form 10-K of PanAmSat Corporation for the year ended December 31, 2000.




/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Stamford, Connecticut
July 9, 2001